UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                            DIXON TICONDEROGA COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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













                  Notice of 2000 Annual Meeting of Stockholders

Fellow Stockholder:

     You are cordially invited to attend the 2000 Dixon Ticonderoga Company Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Standard Time on March 10, 2000 at our executive offices at 195 International Parkway, Heathrow, Florida 32746, to:

     (1.) Elect two directors, each for a term of three years;

     (2.) Approve the Company's 1999 Stock Option Plan; and

     (3.) Conduct other business properly brought before the meeting.

     Stockholders of record at the close of business on January 21, 2000 may vote at the meeting.

     Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.

     I look forward to seeing you at the meeting.


                                        Sincerely yours,



                                        /s/  Gino N. Pala
                                        ----------------------
                                        Gino N. Pala, Chairman
Heathrow, Florida
February 9, 2000

                            Dixon Ticonderoga Company
                            195 International Parkway
                               Heathrow, FL 32746



February 9, 2000


Dear Fellow Shareholders:

     In fiscal 1999, our aggressive efforts to reduce costs and strengthen our balance sheet were largely successful. Our major successes in the fiscal year, which ended September 30, 1999, include:

(1.) The sale of our U.S. graphite and lubricants business for $23.5 million, which reduced short-term debt significantly and helped generate a 30% increase in shareholders' equity to a record $30.2 million from $23 million last year.

(2.)  A  nearly   completed   major   plant   consolidation   and   company-wide
cost-reduction program that we expect to generate $1.5 million in annual pre-tax savings by the end of this year.

(3.) Continued investments in the shares of Dixon Ticonderoga Company and our publicly held Mexican subsidiary, Grupo Dixon S.A. de C.V., both of which we believe are extremely undervalued. Since the beginning of last fiscal year, we have purchased $2.8 million (or approximately 10% of shares in Dixon) and $3.7 million in Grupo Dixon, which now raises our stake in the Mexican company to 97%.

(4.) The negotiation and recent completion of a $42.5 million recapitalization of our U.S. debt, which includes a new five-year agreement at more favorable terms than the previous principal financing arrangement. Our current ratio has improved dramatically as the agreement allowed us to replace a significant amount of short-term debt with longer-term borrowings.

Letter to Shareholders
February 9, 2000
Page Two


     To briefly review last year's operating results, net income totaled a record $6,681,735 compared with $3,136,359 last year. Net income in fiscal 1999 includes a pre-tax gain of $9,636,318 on the sale of the graphite and lubricants business, and a $1,916,800 pre-tax provision for costs associated with our consolidation and cost reduction actions. Basic earnings per common share for fiscal 1999 were $1.95 per share compared with $0.93 last year, and diluted earnings per share were $1.87 compared with $0.85 in fiscal 1998.

     Overall  revenues  during the year declined to  $114,689,474  compared with
$124,721,758 in fiscal 1998, due mostly to the sale of the graphite and lubricants business, which formerly generated about $12,500,000 in revenues annually, and a disappointing 6% sales decline in our U.S. consumer business, due primarily to consolidations in the traditional educational market and inventory reductions by the major superstores during our important back-to-school season. This decline contributed to higher inventory levels and interest costs which management expects to normalize in fiscal 2000. We do, however, expect a short-term negative impact on earnings as we experience plant inefficiencies from these inventory reduction efforts.

     The consumer management team will concentrate on increasing its penetration of both the mass retail market and the traditional educational market in North America in 2000, while also continuing to improve its distribution and customer-service functions with technology enhancements and increased training programs. We believe our current service levels with major customers are among the best in our industry.

     Throughout the rest of this fiscal year, we will continue to concentrate on our consumer group's domestic and foreign operations, pursuing growth internally and possibly externally through selective acquisitions and/or joint ventures. We are focusing carefully on ways to continue to improve efficiency and

Letter to Shareholders
February 9, 2000
Page Three



reduce operating costs through further consolidations and ongoing cost-reduction efforts throughout the entire company. Lastly, we have been and still are exploring sales of the remaining operations in our industrial group, although I can give you no assurance that such transactions might occur this fiscal year or anytime in the future.

     On behalf of the board of directors, management and employees of Dixon Ticonderoga Company, I thank you for reviewing this annual letter to shareholders, and for your investment in and loyalty to our company. I also want to cordially invite you to attend our annual meeting of shareholders, which will be held at our corporate headquarters in Heathrow, Florida on March 10, 2000 at 10:00 a.m. Please note that we have enclosed the fiscal 1999 annual report on Form 10-K, the notice of the annual meeting of shareholders, and the proxy statement for use at the annual meeting. If you are unable to attend, I encourage you to be represented at the meeting by completing the proxy and returning it in the envelope provided.

Sincerely,


/s/ Gino N. Pala
----------------------
Gino N. Pala, Chairman and Co-Chief Executive Officer


The statements in this letter that are not purely historical are "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934, including statements about the Company's expectations, beliefs, intentions or strategies regarding the future. Forward-looking statements include statements regarding among other things, management's inventory reduction plan and expectation for savings from the cost-reduction program, the Company's ability to further penetrate the mass retail and educational consumer markets or otherwise grow its core businesses, and the Company's ability to further improve its customer service. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Such risks include (but are not limited to) manufacturing inefficiencies as a result of the inventory reduction plan, difficulties encountered with the consolidation and cost-reduction program, increased competition and U.S. and foreign economic factors among others.

                                 PROXY STATEMENT
                                       for
                            DIXON TICONDEROGA COMPANY
                       2000 Annual Meeting of Stockholders


                                TABLE OF CONTENTS



Notice of Annual Meeting.................................................Cover

Information About the Annual Meeting and Voting..............................1

The Dixon Ticonderoga Company Board of Directors and Executive Officers......3

Approval of 1999 Stock Option Plan...........................................7

Dixon Ticonderoga Company Stock Owned by Officers and Directors.............12

Persons Owning More than Five Percent of Dixon Ticonderoga Company Stock....13

Performance Graph...........................................................14

Report of the Compensation Committee on Executive Compensation..............15

Executive Compensation Tables...............................................16

Other Matters...............................................................17

     Section 16(a) Beneficial Ownership Reporting Compliance................17

     Stockholder Proposals for the 2001 Annual Meeting......................17

     Solicitation...........................................................18

     Stockholder List.......................................................18

     Independent Public Accountants.........................................18

                                 PROXY STATEMENT
                                       for
                            DIXON TICONDEROGA COMPANY
                       2000 Annual Meeting of Stockholders


                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

General
-------

     We sent you this Proxy Statement and the enclosed proxy card because Dixon Ticonderoga Company's Board of Directors is soliciting your proxy to vote at the 2000 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to vote intelligently at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

     We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on February 9, 2000 to all stockholders entitled to vote. The Company will pay the cost of this proxy solicitation. Stockholders who own Dixon Ticonderoga Company common stock at the close of business on January 21, 2000 are entitled to vote. On this record date, there were 3,157,290 shares of common stock outstanding. We are also sending along with this Proxy Statement, the Company's Annual Report on Form 10-K, which includes our financial statements.

Voting Methods
--------------

     You can vote on matters to come before the meeting in two ways:

     (1.) You can come to the Annual Meeting and cast your vote there; or

     (2.) You can vote by signing and returning the enclosed proxy card. If you do so, the individuals named on the card will vote your shares in the manner you indicate.

     Each share of common stock you own entitles you to one vote. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for that purpose.

Giving Your Proxy to Someone Other than Individuals Designated on the Card
--------------------------------------------------------------------------

     If you want to give your proxy to someone other than individuals noted on the proxy card:

     (1.) Cross out the names of those individuals and insert the name of the individual you are authorizing to vote; or

     (2.) Provide a written authorization to the individual you are authorizing to vote along with your proxy card.

The Quorum Requirement
----------------------

     A quorum of stockholders is necessary to hold a valid meeting. If at least a majority of the Company's stockholders are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to do so.

Vote Necessary for Action
-------------------------

     Directors are elected by a plurality vote of shares present at the meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. In an uncontested election for directors, the plurality requirement is not a factor. The approval of the Company's 1999 Stock Option Plan and other matters is by an affirmative vote of the majority of the shares present at the meeting. Abstentions and non-votes have the effect of a no vote on matters other than director elections.

Revocability of Proxy
---------------------

     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in one of three ways:

     (1.) You may send in another proxy with a later date.

     (2.) You may notify the  Company's  Secretary in writing  before the Annual
          Meeting that you have revoked your proxy.

     (3.) You may vote in person at the Annual Meeting.

     If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on January 21, 2000, the record date for voting.

Matters Raised at the Meeting not Included in this Statement
------------------------------------------------------------

     We do not know of any matters to be acted upon at the meeting other than those discussed in this statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

                THE DIXON TICONDEROGA COMPANY BOARD OF DIRECTORS
                             AND EXECUTIVE OFFICERS

Structure
---------

     Our Board of Directors consists of nine seats which are divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term.

     At the 2000 Annual Meeting, the terms of three directors are expiring. One of the Director seats in the class expiring at the Annual Meeting is being vacated. The Board has not nominated anyone to fill this seat, pending the selection of a suitable candidate. Under the Company's Bylaws, the Board of Directors may fill vacancies in Board seats. Proxies cannot be voted for a greater number of persons than the number of nominees named. Those directors nominated for election at this annual meeting would hold office for a three-year term expiring in 2003. Other directors are not up for election this year and will continue in office for the remainder of their terms.

     If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the meeting.

Directors Nominated This Year for Terms Expiring in 2003
--------------------------------------------------------

     BEN BERZIN, JR., 51, Senior Vice President, PNC Bank, N.A. (commercial bank) since 1990. Mr. Berzin has been a director of the Company since 1994.

     KENT KRAMER, 55, Chief Executive Officer of Professional Sports Marketing, Inc. (sports marketing) since 1992. Mr. Kramer has been a director of the Company since 1997.

     Your Board of Directors recommends a vote FOR these nominees.

     John E. Ramondo, a director of the Company since 1986, is not standing for re-election. The Company wishes to thank Mr. Ramondo for his many years of service on the Board.

Directors up for Election in 2001
---------------------------------

     GINO N. PALA, 71, Chairman of the Board of Directors and Co-Chief Executive Officer of the Company since 1999; prior thereto, Chairman, President and Chief Executive Officer of the Company since 1989. Mr. Pala has been a director of the Company since 1978. Mr. Pala is the father-in-law of Mr. Joyce.

     RICHARD F. JOYCE, 44, Vice Chairman of the Board of Directors, President and Co-Chief Executive Officer of the Company since 1999; prior thereto, President and Chief Operating Officer of the Company's Consumer Group and Chief Legal Executive since 1996. Mr. Joyce has been a director of the Company since 1982. Mr. Joyce is the son-in-law of Mr. Pala.

     JOHN RITENOUR, 48 Chief Executive Officer, Insurance Office of America (insurance agency) since 1989. Mr. Ritenour was appointed to fill a vacant seat on the Board in 1999.

Directors up for Election in 2002
---------------------------------

     HARVEY L. MASSEY, 58, President and Chief Executive Officer of Massey Services, Inc. (pest control industry) since 1985.

     PHILIP M. SHASTEEN, 50, attorney, stockholder and member of the Board of Directors of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A. (law firm) since 1992. Mr. Shasteen has been a director of the Company since 1986.

     RICHARD A. ASTA, 43, Executive Vice President of Finance and Chief Financial Officer of the Company since 1991. Mr. Asta was appointed to fill a vacant seat on the Board in 1999. In 1996, Mr. Asta entered into a plea agreement relating to his indictment in 1995 stemming from his prior employment with the accounting firm of Laventhol & Horwath and audits of a client of that firm. In 1997, he was ordered to make partial restitution and sentenced to three years probation and community service. In 1999, he satisfied all conditions and his probation was terminated early.

Board Meetings and Committees
-----------------------------

     The Company's fiscal year runs from October 1 through September 30. In the 1999 fiscal year, the full Board met six times. In addition to meetings of the full Board, directors attended meetings of individual Board committees and often considered issues separate from these meetings. During the 1999 fiscal year, no director attended fewer than 75% of the Board and Committee meetings.

     Our Board has two standing committees.

     The AUDIT COMMITTEE reviews management's independent accountant selection and makes recommendations to the Board based on that review. The Committee also questions management and independent accountants on the application of accounting and reporting standards to the Company. Present members of the Committee are Messrs. Ben Berzin, Jr. (Chairman), Kent Kramer and Harvey L. Massey. During fiscal 1999, the Committee held three meetings.

     The COMPENSATION COMMITTEE reviews the Company's compensation practices and approves its compensation programs and plans. Present members of the Committee are Messrs. John E. Ramondo (Chairman), Philip M. Shasteen and John Ritenour. During fiscal 1999, the Committee held two meetings.

     The Board does not have a nominating committee.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     No Compensation Committee members are or have been officers or employees of the Company and none had interlocking relationships with any other entities, including any of the type that would be required to be disclosed in this Proxy Statement.

Director Compensation
---------------------

     Of our current Board members, Messrs. Pala, Joyce and Asta are salaried employees of the Company. Board members whom are not salaried employees of Dixon Ticonderoga Company receive separate compensation for Board service. That compensation includes:

            Annual Retainer:        $7,500

            Attendance Fees:        $400 for each Board meeting;
                                    $450 for each Board Committee meeting;
                                    Expenses related to attendance

            Stock Options:          Each non-employee Director has been granted
                                    options to purchase 5,000 shares of Company common stock which vest over a period of up to two years and which are exercisable at the closing stock price on the day of issuance.

Executive Officers
------------------

     In addition to Messrs. Pala, Joyce and Asta, the following persons are executive officers of the Company:

     LEONARD D. DAHLBERG, JR., 49, Executive Vice President of Procurement since 1999; prior thereto Executive Vice President, Industrial Group from 1996 until 1999; prior thereto Executive Vice President of Manufacturing/Consumer Products Division from 1995 until 1996; prior thereto Senior Vice President of Manufacturing from 1993 until 1995.

     JOHN ADORNETTO, 58, Vice President and Corporate Controller since 1991.

Employment Agreements
---------------------

     The Company has an employment agreement with Mr. Pala which has a rolling one-year term until the Company or Mr. Pala terminates it. Mr. Pala is to receive base salary at a rate of not less than $200,000 per annum, subject to increase from time to time in accordance with normal business practices of the Company and, if so increased, the salary may not be decreased. Under the agreement, Mr. Pala is also entitled to participate in other compensation programs and other benefits of the Company.

     The Company may terminate Mr. Pala's employment for cause (as defined in the Agreement), in which case the Company will pay Mr. Pala his full salary through the date of termination. If the Company terminates the agreement other than for cause or other than for Mr. Pala's disability, or if Mr. Pala terminates the agreement for good reason (as defined in the agreement), Mr. Pala will:

     (1.) Continue to receive his full salary through the date of termination;

     (2.) Receive an amount equal to the product of (i) his annual salary, multiplied by (ii) the greater of the number of years remaining in the term of employment under the agreement or the number two, such payment to be made (a) if resulting from a termination based on a change of control of the Company, in a lump sum on or before the fifth day following the date of termination, or (b) if resulting from any other cause, in substantially equal semi-monthly installments; and

     (3.) Receive a bonus in an amount determined by multiplying his base salary by a percentage that is the average percentage of base salary that was paid (or payable) to him as a bonus under any Company bonus plan or arrangement, for the three full fiscal years of the Company immediately preceding the termination.

     The Company has entered into employment agreements with Mr. Joyce and Mr. Asta which are similar in their terms to the agreement the Company entered into with Mr. Pala, except that Mr. Joyce's and Mr. Asta's minimum salaries are $130,000 and $156,000 per annum, respectively.

Certain Transactions
--------------------

     The Company has loans outstanding to Messrs. Pala, Joyce and Asta in the principal amounts of $188,000, $112,000, and $110,000, respectively. The proceeds of the loans were used by the borrowers to purchase common stock from the Company at the time that they exercised stock options. At the time the shares of common stock are sold, the loans must be repaid. Interest on the loans accrues at the rate of 8% per annum.

                       APPROVAL OF 1999 STOCK OPTION PLAN

General
-------

     We are asking for your approval of the Company's 1999 Stock Option Plan (the "Plan"). The Board believes that the interests of the Company and its shareholders are advanced and that we will be able to attract and retain the best available persons to serve as employees, directors and consultants if we are able to provide to such persons options to purchase shares of Company common stock. During 1999, the Board of Directors approved the Plan, subject to shareholder approval.

     The Plan provides for the grant of options in the form of incentive stock options ("incentive stock options") meeting the applicable statutory requirements of the Internal Revenue Code of 1986, as amended (the "Code"), and options not meeting such requirements ("nonqualified stock options"). Each option granted under the Plan will be evidenced by a written stock option grant and agreement. The purposes of shareholder approval of the Plan are: (i) to permit options granted under the Plan to qualify for incentive stock option treatment pursuant to Section 422 of the Code; and (ii) to satisfy the applicable requirements of the American Stock Exchange.

     We have summarized below certain key provisions of the Plan. Because it is a summary, it may not contain all the information that is important to you. Before you decide how to vote, you should review the full text of the Plan, which we have included as Appendix A.

     Your Board of Directors recommends a vote FOR approval of the Plan.

Shares Subject to Options
-------------------------

     The Plan permits options to be granted to purchase up to 300,000 shares of common stock in the aggregate. As of the date hereof, options to purchase a total of 30,000 shares of common stock have been granted under the Plan to our non-employee Directors.

     A this time, it is not known which eligible directors, officers, employees and consultants, if any, will receive future grants under the Plan or the number of shares which will be covered by any such grants. Such determinations will be made from time to time by the Administrator of the Plan. To the extent that options granted under the Plan expire or terminate without having been exercised in full, the common stock underlying those options will become available for further option grants under the Plan. Provision is made under the Plan for appropriate adjustment in the number of shares of common stock covered by each option granted thereunder and the related option price, in the event of any change in the common stock by reason of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, issuance of rights, or any other change in the capital structure of the Company.

Administration
--------------

     The Plan will be administered by our Board of Directors (the "Board") or a committee (the "Committee") appointed by the Board (the "Administrator") which must be constituted to comply with applicable laws.

     Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to the Committee, and subject to the approval of any relevant authorities, the Administrator has the authority in its discretion to determine the fair market value of the Company's common stock, to select the persons to whom options may from time to time be granted under the Plan, to determine the number of shares to be covered by each option, to approve forms of option grants for use under the Plan, and to determine the terms and conditions of options granted under the Plan. Such terms and conditions include, but are not limited to, the exercise price, the time or times when options may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any option or the common stock relating thereto, based in each case on such factors as the Administrator, in its discretion, will determine. The Administrator also has the authority to determine whether and under what circumstances an option may be settled in cash instead of common stock, to reduce the exercise price of any option to the then fair market value if the fair market value of the common stock covered by the option has declined since the date the option was granted, to initiate an option exchange program, to prescribe, amend and rescind rules and regulations relating to the Plan, to allow optionees to satisfy withholding tax obligations by electing to have the Company withhold from the shares to be issued upon exercise of an option that number of shares having a fair market value equal to the amount required to be withheld and to construe and interpret the terms of the Plan and awards granted pursuant to the Plan. All decisions, determinations and interpretations of the Administrator are final and binding on all optionees.

Eligibility
-----------

     Directors and employees of the Company, including officers and directors employed by any parent or subsidiary of the Company and persons who are engaged by the Company or any parent or subsidiary of the Company to render consulting or advisory services are eligible to receive awards under the Plan. Such persons are referred to in the Plan as "Service Providers." Nonqualified stock options may be granted to Service Providers. Incentive stock options may only be granted to employees and are subject to certain limitations set forth in the Plan.

Term of Plan
------------

     The Plan became effective upon its adoption by the Board and continues in effect for a term of 10 years unless sooner terminated under the provisions of the Plan.

Term of Options
---------------

     The term of each option granted under the Plan must be stated in the option grant. However, the term can be no more than 10 years after the date of grant, subject to certain limitations in the case of incentive stock options.

Option Exercise Price and Consideration
---------------------------------------

     The per share exercise price for the shares to be issued upon exercise of an option will be such price as is determined by the Administrator, but in the case of an incentive stock option granted to an employee who at the time of grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the exercise price must be no less than 110% of the fair market value per share on the date of grant. Incentive stock options granted to other employees must be at a purchase price not less than 100% of the fair market value per share on the date of grant.

     In the case of a nonqualified stock option granted to a person who, at the time of grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the exercise price must be no less than 110% of the fair market value per share on the date of grant. Nonqualified stock options granted to other persons must be at a per share exercise price no less than 100% of the fair market value on the date of grant, except that options may be granted with a per share exercise price other than as described above pursuant to a merger or other corporate transaction.

     The consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, is determined by the Administrator. It may consist of cash, check, promissory note, other shares of Company common stock, consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or any combination of the foregoing.

Exercise of Options
-------------------

     Options granted under the Plan are exercisable according to the terms of the Plan at such times and under such conditions as determined by the Administrator and set forth in the option grant. Unless the Administrator determines otherwise, vesting of options is tolled during any unpaid leave of absence.

     Termination of Relationship as Service Provider. If an optionee ceases to be a service provider under the Plan, such optionee may exercise his or her option within such period of time as is specified in the option grant (at least 30 days) to the extent that the option is vested on the date of termination, but in no event later than the expiration of the term of the option as set forth in the option grant. In the absence of a specified time in the option grant, the option remains exercisable for three months following the optionee's termination. If, on the date of termination, the optionee is not vested as to his or her entire option, the shares covered by the unvested portion of the option revert to the Plan. If, after termination, the optionee does not exercise his or her option within the time specified by the administrator, the option terminates and the shares covered by the option revert to the Plan.

     Disability of Optionee. If an optionee ceases to be a service provider as a result of the optionee's disability, as defined in Section 22(e)(3) of the Code, the optionee may exercise his or her option within such period of time as is specified in the option grant (at least six months) to the extent the option is vested on the date of termination, but in no event later than the expiration of the term of the option as set forth in the option grant. In the absence of a specified time in the option grant, the option remains exercisable for 12 months following the optionee's termination. If on the date of termination, the optionee is not vested as to his or her entire option, the shares covered by the unvested portion of the option revert to the Plan. If after termination, the optionee does not exercise his or her option within the time specified in the Plan, the option terminates and the shares covered by the option revert to the Plan.

     Death of Optionee. If an optionee dies while a service provider, the option may be exercised within such period of time as is specified in the option grant (at least six months) to the extent that the option is vested on the date of death (but in no event later than the expiration of the term of the option as set forth in the option grant) by the optionee's estate or by a person who acquires the right to exercise the option by bequest or inheritance. In the absence of a specified time in the option grant, the option remains exercisable for 12 months following the optionee's termination. If, at the time of death, the optionee is not vested as to the entire option, the shares covered by the unvested portion of the option immediately revert to the Plan. If the option is not so exercised within the time specified in the Plan, the option terminates and the shares covered by the option revert to the Plan.

Amendment and Termination of the Plan
-------------------------------------

     The Board may at any time amend, alter, suspend or terminate the Plan, but no such action will impair the rights of any optionee, unless mutually agreed otherwise between the optionee and the Administrator in writing.

Federal Income Tax Considerations
---------------------------------

     Under current federal tax law, the holder of an option that qualifies as an incentive stock option under Section 422 of the Code generally does not recognize income for federal income tax purposes at the time of the grant or exercise of an incentive stock option (but the spread between the exercise price and the fair market value of the underlying shares on the date of exercise generally will constitute a tax preference item for purposes of the alternative minimum tax). The optionee generally will be entitled to long-term capital gain treatment upon the sale of shares acquired pursuant to the exercise of an incentive stock option if the shares have been held for more than two years after the date of grant of the option and for more than one year after exercise, and the Company will not be entitled to any deduction for federal income tax purposes. If the optionee disposes of the stock before the expiration of either of these holding periods (a :disqualifying disposition"), the gain realized on disposition will be compensation income to the optionee to the extent the fair market value of the underlying stock on the date of exercise (or, if less, the amount realized on disposition of the underlying stock) exceeds the applicable exercise price and a corresponding deduction will be allowed to the Company.

     Under current federal tax law, an optionee does not recognize income for federal income tax purposes upon the grant of a nonqualified stock option but must recognize ordinary income upon exercise to the extent of the excess of the fair market value of the underlying shares on the date of exercise over the exercise price of the option. The Company generally will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the optionee. A subsequent disposition of the shares acquired pursuant to the exercise of a nonqualified option typically will give rise to capital gain or loss to the extent the amount realized for the sale differs from the fair market value of the shares on the date of exercise. This capital gain or loss will be long-term gain or loss if the shares sold had been held for more than one year after the date of exercise.

                         DIXON TICONDEROGA COMPANY STOCK
                         OWNED BY OFFICERS AND DIRECTORS
                            (As of December 31, 1999)


     The following table shows, as of December 31, 1999, the Dixon Ticonderoga Company common stock owned beneficially by the directors, nominees for directors and executive officers of the Company.

-------------------------------------------------------------------------------
                                           Amount and Nature
                                             of Beneficial      Percentage of
Name of Beneficial Owner                       Ownership      Voting Securities
-------------------------------------------------------------------------------

Gino N. Pala                                808,445(1)               25.4%
Richard F. Joyce                             71,135(2)                2.2%
John E. Ramondo                               2,900(3)                *
Philip M. Shasteen                           13,469(3)                *
Ben Berzin, Jr.                               3,000(3)                *
Kent Kramer                                   3,000(3)                *
Harvey L. Massey                                   -                  -
John Ritenour                                      -                  -
Richard A. Asta                              55,645(4)                1.8%
Leonard D. Dahlberg, Jr.                     20,594(5)                *
John Adornetto                               20,679(5)                *
All directors and executive officers      1,011,171(6)               30.6%
  as a group


* Indicates ownership is less than 1%.
(1)Includes 524,170 shares owned by him over which he has sole voting and investment power and 245,775 shares over which he has sole voting and shared investment power only. In addition, includes an option to purchase 38,500 shares that can be exercised within the next sixty days.
(2)Includes options to purchase 50,000 shares that can be exercised within the next sixty days. Does not include an irrevocable trust having 97,420 shares for which Deborah Joyce (daughter of Gino N. Pala and spouse of Richard F. Joyce) acts as Trustee.
(3)Includes options to purchase 2,500 shares that can be exercised within the next sixty days.
(4)Includes options to purchase 30,500 shares that can be exercised within the next sixty days.
(5)Includes options to purchase 12,500 shares that can be exercised within the next sixty days.
(6)Includes options to purchase 158,750 shares that can be exercised within the next sixty days.
-------------------------------------------------------------------------------

                    PERSONS OWNING MORE THAN FIVE PERCENT OF
                         DIXON TICONDEROGA COMPANY STOCK
                            (As of December 31, 1999)


     The following table shows, as of December 31, 1999, all persons we know to be "beneficial owners" of more than 5% of Dixon Ticonderoga Company common stock.(1)

-------------------------------------------------------------------------------
                        Voting         Dispositive
                       Authority        Authority     Total Amount
                       ---------        ---------     Of Beneficial     Percent
Name and Address     Sole    Shared   Sole    Shared    Ownership      Of Class
-------------------------------------------------------------------------------

Gino N. Pala       769,945    -0-    562,670  245,775    808,445        25.4%
Hollybank
 Investments, LP   553,700    -0-    553,700    -0-      553,700        17.6%
-------------------------------------------------------------------------------








--------------------------------------------------------------------------------
(1) "Beneficial Ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you "beneficially own" Company stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have (or share) the power to vote the stock, or to sell it, or you have the right to acquire it within 60 days.
--------------------------------------------------------------------------------

                                PERFORMANCE GRAPH

     The graph below compares the 5-year total return to stockholders for Company common stock with the comparable return of the two indexes listed. The graph assumes that you invested $100 in Company common stock and in each of the indexes on December 31, 1994. Points on the graph represent the performance as of the last business day of the years indicated.


              Comparison of Five Year Cumulative Total Stockholder
       Return Among Dixon Ticonderoga Company, Russell 2000 and Peer Group


                                [OBJECT OMITTED]


--------------------------------------------------------------------------------
December 31,                         1994    1995   1996    1997  1998   1999
--------------------------------------------------------------------------------
Dixon Ticonderoga Company             100      79     78     132    95     83
Russell 2000                          100     123    140     186   154    181
Peer Group                            100     125     88      70    46     29
--------------------------------------------------------------------------------

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     Under  the  guidelines  established  by the  Company's  previously  adopted
Management Incentive Program ("MIP"), the Committee evaluates the Company's management employee performance. Factors which are considered under the MIP guidelines include: corporate performance, business unit performance and personal performance. The corporate performance rating is largely based upon a metric which measures creation of value for Company stockholders. The business unit ratings are based primarily on a similar metric, profit performance, and budgetary success. The personal performance can include such factors as meeting set strategic planning goals and certain other key performance metrics.

     Under the MIP, incentive awards are made annually to key management employees as determined by top corporate management and approved by the Committee and include both cash and stock incentives. The objectives of the MIP are to motivate and reward the accomplishment of corporate and business unit annual objectives, reinforce a strong performance orientation and provide a fully competitive compensation package which will attract, reward and retain individuals of the highest quality. As a pay-for-performance plan, year-end cash bonus awards are paid only upon the achievement of performance objectives established for the fiscal year. Appropriate performance objectives are established for each fiscal year in support of the Company's annual strategic plan. Stock options may also be granted to key employees as part of the Company's incentive program. During fiscal 1999, no stock options were granted to executive officers of the Company.

     The Committee meets annually to evaluate the Chairman and Co-Chief Executive Officer's performance and reports on that evaluation to the independent directors of the Board. In 1999, the Committee rated highly the Chairman's role in accomplishing certain specific strategic objectives (for example, the sale of Industrial Group assets) and his leadership in developing the Company's management structure and succession to further carry out the Company's other strategic objectives. His salary was not increased in 1999. He received bonuses of $127,538 under the Management Incentive Program described above. The Committee also recommended an increase to $217,100 per annum, effective 2000, for the President and Co-Chief Executive Officer to reflect his new role and responsibilities.

     The  foregoing  report is  submitted  by the  members  of the  Compensation
Committee:

                           John E. Ramondo (Chairman)
                               Philip M. Shasteen
                                  John Ritenour

                          EXECUTIVE COMPENSATION TABLES

     The tables on pages 11 and 12 show salaries and bonuses paid during the last three fiscal years and aggregate options exercised in 1999 for the Chairman and Co-Chief Executive Officer and the Company's other executive officers. No options were granted to executive officers in fiscal 1999 or 1998.


--------------------------------------------------------------------------------
                           Summary Compensation Table
                           --------------------------
                                                                     Long-Term
                                                                    Compensation
                        ..........Annual.....Compensation.........   Awards
-------------------------------------------------------------------------------
                                                       Other        Securities
      Name and                                         Annual       Underlying
Principal Position        Year   Salary     Bonus   Compensation(1) Options (#)
-------------------------------------------------------------------------------
Gino N. Pala              1999   $253,800  $127,538    $76,768         -0-
  Chairman and Co-Chief   1998   $235,585   $44,148    $79,471         -0-
  Executive Officer       1997   $234,805   $81,013    $67,123      42,000

-------------------------------------------------------------------------------
Richard F. Joyce          1999   $158,600   $ 2,538    $39,786         -0-
 President and Co-Chief   1998   $157,855   $25,738    $51,716         -0-
 Executive Officer        1997   $150,625   $40,414    $39,840      75,000

-------------------------------------------------------------------------------
Richard A. Asta           1999   $155,590   $52,538    $53,623         -0-
 Executive Vice President 1998   $154,872   $19,414    $41,596         -0-
 of Finance and Chief     1997   $147,373   $38,897    $35,370      36,000
 Financial Officer
-------------------------------------------------------------------------------
Leonard D. Dahlberg, Jr.  1999   $113,300   $14,532    $13,284         -0-
 Executive Vice           1998   $112,475   $ 4,829    $19,379         -0-
 President, Corporate     1997   $110,000   $14,850    $24,960      20,000
 Purchasing
-------------------------------------------------------------------------------
John Adornetto            1999   $111,446   $ 2,251     $9,258         -0-
 Vice President and       1998   $110,587   $13,870    $15,047         -0-
 Corporate Controller     1997   $102,812   $14,040     $8,034      15,000
-------------------------------------------------------------------------------


(1)The totals in this column reflect the aggregate value of the Company contributions under a modified 401(k) Thrift Plan, 401(k) Mirror Plan, gain from the exercise of stock options, directors fees and perquisites (including personal and non-plan benefits).

                          Aggregated Option Exercises in 1999 and
                                1999 Year-End Option Values

                                                Number of Securities      Value of Unexercised
                                              Underlying  Unexercised     In-the-Money Options
                        Shares                  Options at Year-End          at Year-End(1)
                       Acquired    Value      -------------------------  -------------------------
Name                  on Exercise  Realized   Exercisable Unexercisable  Exercisable Unexercisable
--------------------------------------------------------------------------------------------------
Gino N. Pala             7,500       -0-        38,500      21,000         -0-         -0-
Richard F. Joyce         5,000       -0-        50,000      37,500         -0-         -0-
Richard A. Asta          5,000       -0-        30,500      18,000         -0-         -0-
Leonard D. Dahlberg, Jr. 1,000       -0-        12,500      10,000         -0-         -0-
John Adornetto           2,000       -0-        12,500       7,500         -0-         -0-

--------------------------------------------------------------------------------------------------

(1)Calculated on the basis of the fair market value of the underlying common stock at year-end minus the exercise price. "In-the-money" stock options are options for which the exercise price is less than the market price of the underlying common stock on a particular date.






                                  OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

     Based solely upon a review of our records, all reports required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis.

Stockholder Proposals for the 2001 Annual Meeting
-------------------------------------------------

     If you want to submit proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for possible inclusion in the Company's 2001 Proxy Statement, you must do so on or before September 28, 2000. Notice to the Company of a stockholder proposal submitted other than pursuant to Rule 14a-8 will be considered untimely, and you may not bring it before the 2001 Annual Meeting, if we receive it after December 10, 2000.

Solicitation
------------

     The Company is soliciting this proxy at its expense on behalf of its Board of Directors. This solicitation is being made by mail but also may be made by telephone or in person.

Stockholder List
----------------

     A stockholder list will be available for your examination during normal business hours at the Company's executive offices at 195 International Parkway, Heathrow, FL 32746, at least ten days prior to the annual meeting.

Independent Public Accountants
------------------------------

     Based on a recommendation from the Company's Audit Committee, the Board of Directors of the Company has selected PricewaterhouseCoopers to serve as the Company's auditor for the 2000 fiscal year. Representatives of PricewaterhouseCoopers will be in attendance at the Annual Meeting and will have an opportunity to make a statement if they so desire. Such representatives are expected to be available to respond to appropriate questions from the stockholders.

                                                                     APPENDIX A

                            DIXON TICONDEROGA COMPANY
                             1999 STOCK OPTION PLAN


     1. Purposes of the Plan. The purposes of this Stock Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Non-statutory Stock Options, as determined by the Administrator at the time of grant.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

          (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options are granted under the Plan.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

          (f) "Common Stock" means the Common Stock of the Company.

          (g) "Company" means Dixon Ticonderoga Company, a Florida corporation.

          (h) "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

          (i) "Director" means a member of the Board of Directors of the Company.

          (j)  "Disability"  means total and permanent  disability as defined in
Section 22(e)(3) of the Code.

          (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider (defined below) shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an

Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Values hall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (o) "Non-Statutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (p) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (q) "Option" means a stock option granted pursuant to the Plan.

          (r) "Option Grant" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Grant is subject to the terms and conditions of the Plan.

          (s) "Option Exchange Program" means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

          (t) "Optioned Stock" means the Common Stock subject to an Option.

          (u) "Optionee" means the holder of an outstanding Option granted under the Plan.

          (v) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (w) "Plan"  means this Dixon  Ticonderoga  Company  1999 Stock  Option
Plan.

          (x) "Section 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

          (y) "Service Provider" means an Employee, Director or Consultant.

          (z) "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 below.

          (aa) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be subject to option and sold under the Plan is 300,000 Shares. The Shares may be authorized but unissued, or reacquired Common Stock. If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     4. Administration of the Plan.

          (a) Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion: (i) to determine the Fair Market Value; (ii) to select the Service Providers to whom Options may from time to time be granted hereunder; (iii) to determine the number of Shares to be covered by each such award granted hereunder; (iv) to approve forms of Option Grants for use under the Plan; (v) to determine the terms and conditions of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; (vi) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(e) instead of Common Stock; (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted; (viii) to initiate an Option Exchange Program; (ix) to prescribe, amend and rescind rules and regulations relating to the Plan; (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and (xi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

          (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

     5. Eligibility.

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          (a) Non-statutory  Stock Options may be granted to Service  Providers.
Incentive Stock Options may be granted only to Employees.

          (b) Each Option shall be designated in the Option Grant as either an Incentive Stock Option or a Non-statutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Non-statutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (c) Neither the Plan nor any Option shall confer upon any Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause.

     6. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

     7. Term of Option. The term of each Option shall be stated in the Option Grant; provided, however, that the term shall be no more than ten (10) years after the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years after the date of grant or such shorter term as may be provided in the Option Grant.

     8. Option Exercise Price and Consideration.

          (a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

               (i) In the case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time of grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Non-statutory Stock Option, the exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

          (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (l) cash,(2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     9. Exercise of Options.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Grant. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives:

               (i) written or electronic notice of exercise (in accordance with the Option Grant) from the person entitled to exercise the Option, and

               (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Grant and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11 of the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Grant (of at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Grant). In the absence of a specified time in the Option Grant, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Grant (of at least six (6) months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Grant). In the absence of a specified time in the Option Grant, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Grant (of at least six (6) months) to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Grant) by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Grant, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.


     10. Transferability of Options. Unless the Administrator determines in its discretion to permit options to be transferred to family members, and as so provided for in the Option Grant, the Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.


     11. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days after the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

     13. Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

          (b) Shareholder Approval. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     14. Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     15. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     17. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws.

     18. Restriction on Disposition of Shares. Shares acquired upon the exercise of Options shall not be disposed of by an Optionee before the expiration of six months after the Option was acquired.

      Adopted by the Board of Directors on May 14, 1999.